AMENDMENT DATED JUNE 21, 2007
                                       TO
                    ESCROW AGREEMENT DATED FEBRUARY 20, 2007

      This is an amendment dated June 21, 2007 to the Escrow Agreement dated February 20, 2007 (the "Agreement") by and between The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286 (the "Escrow Agent") and Gold Run Inc., a Delaware corporation with its principal office at 330 Bay Street, Suite 820, Toronto M5H 2S8, Ontario, Canada (the "Company").

      WHEREAS, the Company had originally retained the Escrow Agent pursuant to the Agreement in connection with the Company's offer for sale of 8,000,000 shares of its Common Stock, par value $.000001 per share (the "Stock") in a public offering on an all-or-none basis (the "Old Offering"); and

      WHEREAS, the Company intends to file with the Securities and Exchange Commission a post-effective amendment (the "Post-Effective Amendment") altering the Old Offering so that it shall become an offer for sale of a minimum of 3,000,000 and a maximum of 8,000,000 shares of its Stock in a public offering on a best efforts, minimum/maximum basis (the "New Offering"); and

      WHEREAS, the Company and the Escrow Agent desire to amend Section 5 of the Agreement for the purpose of reflecting the terms of the New Offering; and

      WHEREAS, the Agreement shall in all other respects remain in full force and effect. NOW, THEREFORE, it is agreed that Section 5 of the Agreement is hereby amended as follows:

      1. All references in Sections 5(a) and 5(b) to "8,000,000 shares" and "$8,000,000.00" shall respectively be changed to "3,000,000 shares" and "$3,000,000.00".

      2. The following shall be inserted after the first sentence of Section 5(b): "After a minimum of $3,000,000.00 has been released to the Company, the Company shall have the right to keep the offering open until July 13, 2007, and may further extend the offering for up to an additional thirty (30) days thereafter. The Company shall give the Escrow Agent written notice of any and all changes to the term of the offering after the Escrow Agent has released at least the minimum of $3,000,000.00 to the Company. If the Company elects to keep the offering open after the Escrow Agent has released the minimum of at least $3,000,000.00 to the Company, the Escrow Agent shall thereafter until the offering has terminated release to the Company on a daily basis any additional funds which have been deposited into the Escrow Account and which have cleared. The Company shall thereupon instruct its transfer agent to issue and deliver the appropriate stock certificates to the subscribers who have deposited funds after the minimum of $3,000,000.00 has been released to the Company."
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      IN WITNESS WHEREOF, the Company and the Escrow Agent have executed this
Amendment as of the date first above written.

                                        GOLD RUN INC.

                                        By: /s/ John Pritchard
                                            ---------------------------------
                                            Name: John M. Pritchard
                                            Title: CEO

                                        THE BANK OF NEW YORK
                                        as Escrow Agent

                                        By: /s/ Odell Romeo
                                            ---------------------------------
                                            Name: Odell D. Romeo
                                            Title: Assistant Vice President